EXHIBIT A



                             JOINT FILING AGREEMENT

The undersigned hereby agree that this Statement on Schedule 13G dated March 2, 2004 (the "Statement") with respect to Series A Shares, without nominal (par) value (the "Series A Shares") of Sociedad Quimica y Minera de Chile S.A. is, and any amendments thereto executed by each of us shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(d) under the Securities Exchange Act of 1934, as amended, and further agree that this Joint Filing Agreement be included as an exhibit to this Statement. Each of the undersigned agrees to be responsible for the timely filing of this Schedule 13G and any amendments thereto, and for the completeness and accuracy of the information concerning itself contained therein. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the 2nd day of March, 2004.

Inversiones SQNH S.A.                       Inversiones SQ Holding S.A.

By: /s/ Felipe Garcia-Huidobro              By: /s/  Roberto Guzman Lyon
   -------------------------------             --------------------------------
   Name: Felipe Garcia-Huidobro                Name:  Roberto Guzman Lyon
   Title: General Manager                      Title: General Manager


S.Q. Grand Cayman Corp.                     Pacific Atlantic Trading Corporation

By: /s/ Roberto Guzman Lyon                 By: /s/ Roberto Guzman Lyon
   -------------------------------             --------------------------------
   Name:  Roberto Guzman Lyon                  Name:  Roberto Guzman Lyon
   Title: General Manager                      Title: General Manager


The Pacific Trust                           Julio Ponce Lerou

By: /s/ Roberto Guzman Lyon                 By: /s/ Roberto Guzman Lyon
    -------------------------------             -------------------------------
    Name:  Roberto Guzman Lyon                  Name:  Roberto Guzman Lyon
    Title: General Manager                      Title: Attorney-in-Fact